March 30, 2009

Presentation to the Special Committee of:

Confidential

pomeroy
IT Solutions

Regarding Project SKYLINE

Conference Call
Dial In: **[redacted]**
Passcode: ***[redacted]***

Houlihan Lokey Howard & Zukin

www.hlhz.com U.S. 800.788.5300 U.K. +44 (0)20.7839.3355

Los Angeles New York Chicago San Francisco Atlanta Minneapolis Dallas Washington, D.C. London Paris Frankfurt

Discussion Topics & Next Steps

Monday March 30, 2009 9:00 a.m. Pacific (12:00 p.m. Eastern)

Conference Call
Dial In: **[redacted]**
Passcode: ***[redacted]***

Discussion Topics & Next Steps

- Review of interested parties
  - **[redacted]**
  - **[redacted]**
  - **[redacted]**
  - **[redacted]**
  - **[redacted]**
- Discuss remaining items with each party
- Review of next steps

Process Review

Parties Contacted

Contacted Parties - Strategic

	Contacts
[redacted] *	[redacted] (Interim CEO)
[redacted]	[redacted] (CEO) [redacted] (VP, Bus. Dev.)
[redacted]	[redacted] (Founder, Chairman) [redacted] (VP, Bus. Dev.)
[redacted] *	[redacted] (CEO) [redacted] (SVP)
[redacted]	[redacted] (EVP, Bus. Dev.) [redacted] (VP, M&A)
[redacted]	[redacted] (VP, Bus. Dev.)
[redacted] *	[redacted] (CEO) [redacted] (VP, M&A)
[redacted]	[redacted] (President, NA) [redacted] (SVP)
[redacted]	[redacted] (CEO)
[redacted] *	[redacted] (CFO) [redacted] (EVP, Enterprise Group)
[redacted] *	[redacted] (CEO) [redacted] (EVP)
[redacted] *	[redacted] (CEO) [redacted] (CFO)
[redacted]*	[redacted] (CEO)
[redacted] *	[redacted] (CEO) [redacted] (CFO)

Contacted Parties - Financial

	Contacts
[redacted] *	[redacted] (Managing Director) [redacted] (Managing Director)
[redacted] *	[redacted] (Managing Partner) [redacted] (Principal)
[redacted]	[redacted] (Portfolio Manager)
[redacted] *	[redacted] (Partner) [redacted] (Partner)
[redacted]	[redacted] (Managing Partner) [redacted] (Partner)
[redacted]	[redacted] (MD) [redacted] (Principal)
[redacted] *	[redacted] (CFO, Operations) [redacted] (MD)
[redacted]*	[redacted] (Director)
[redacted] *	[redacted] (Principal) [redacted] (Principal)
[redacted]*	[redacted] (Vice President)
[redacted] *	[redacted] (MD) [redacted] (Principal)
[redacted]	[redacted] (Partner) [redacted] (Principal)

** Indicated parties have executed NDAs.*

Remaining Open Items

Timing of Open Items as of 3/27/09

Partner	Remaining Items	Timing
[redacted]	Finalize **[redacted]** Financing Termsheet	**3/30**
	Finalize Purchase Agreement	**On Going**
	Finalize Disclosure Schedules	**4/2**
[redacted]	Legal Due Diligence Call	**3/30**
	Finalize IT Due Diligence	**4/1**
	Finalize Tax Due Diligence	**3/30 – 4/1**
	Finalize Financing Due Diligence	**TBD**
	Negotiate & Finalize Purchase Agreement	**On Going**
	Distribute Disclosure Schedules	**4/2**
[redacted]	Online Dataroom Review	**On Going**
	CEO Visit w/**[redacted]** in LA	**4/2**
	Determine Interest	**TBD**
[redacted]	Online Dataroom Review	**On Going**
	Receive Proposal	**TBD**
[redacted]	Management Presentation	**3/31**
	Online Dataroom Review	**On Going**